UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN

PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

Texas Pacific Land Trust

(Name of registrant as specified in its charter)

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On May 20, 2019, the Trust issued the following press release.

All Three Independent Proxy Advisors Recommend
TPL Shareholders Vote FOR General Don Cook

Egan-Jones Joins ISS and Glass Lewis in Recommending the BLUE Card

DALLAS (May 20, 2019) --Texas Pacific Land Trust (NYSE: TPL) (“TPL” or the “Trust”) today announced that independent proxy advisory firm Egan-Jones Ratings Company (“Egan-Jones”) has joined both Institutional Shareholder Services (“ISS”) and Glass Lewis in recommending that TPL shareholders vote FOR retired four-star General Donald “Don” G. Cook using the BLUE proxy card. Egan-Jones’ endorsement means that ALL THREE leading proxy advisors recommend that shareholders vote FOR General Cook.

In its May 20, 2019 report, Egan-Jones concludes:1

“In our view, the current Board and management are the best in class in terms of qualifications, experience, expertise and independence, contrary to Mr. Oliver who lacks public company experience. Further, we believe that his election to the Board poses potential conflict of interests, non-independent judgment due to Mr. Oliver’s undisclosed affiliations, which are detrimental to the best interests of the Company and its shareholders.”

Furthermore, Egan-Jones praises the strategy of TPL’s current Board and management, which have produced positive results for shareholders:

“We commend the exploration and continued maximization of Permian Basin and the strengthening of the Company’s operational segments, which resulted to favorable superior returns and stable cash flow for the Company and its shareholders. This achievement, in our view, is attributable to the unprecedented hard work of the Board and management over the years.”

Egan-Jones specifically highlights General Cook’s experience:

“General Cook brings to TPL exemplary leadership and corporate governance skills and the Trust will benefit greatly from his extensive experience.”

“We are pleased that all of the leading independent proxy advisors have unanimously concluded that General Cook is the right choice for TPL shareholders,” said Trustee David E. Barry. “It’s clear that General Cook has the skills, experience and independence to drive change at TPL while helping to continue its market-leading performance.”

The Trust urges shareholders to follow the recommendations of Egan-Jones, ISS and Glass Lewis by returning the BLUE proxy card to vote FOR General Cook and discarding the dissident group’s white proxy card. Shareholders can read more information by visiting www.TrustTPL.com. If shareholders have any questions or need assistance in voting their shares, they may contact the Trust’s proxy solicitor:

MacKenzie Partners
1407 Broadway, 27th Floor
New York, New York 10018
(212) 929-5500 or call Toll-Free (800) 322-2885
Email: proxy@mackenziepartners.com

1 Permission to cite Egan-Jones was neither sought nor obtained. Emphasis added.

Forward-Looking Statements

This release may contain statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements contained in this release, other than statements of historical fact, are “forward-looking statements” for purposes of these provisions, including statements regarding Texas Pacific’s future operations and prospects, the markets for real estate in the areas in which Texas Pacific owns real estate, applicable zoning regulations, the markets for oil and gas, production limits on prorated oil and gas wells authorized by the Railroad Commission of Texas, expected competitions, management’s intent, beliefs or current expectations with respect to Texas Pacific’s future financial performance and other matters. Texas Pacific cautions readers that various factors could cause its actual financial and operational results to differ materially from those indicated by forward-looking statements made from time-to-time in news releases, reports, proxy statements and other written communications, as well as oral statements made from time to time by representatives of Texas Pacific. The following factors, as well as any other cautionary language included in this release, provide examples of risks, uncertainties and events beyond our control that may cause Texas Pacific’s actual results to differ materially from the expectations Texas Pacific describes in such forward-looking statements: global economic conditions; market prices of oil and gas; the demand for water services by operators in the Permian Basin; the impact of government regulation; the impact of competition; the continued service of key management personnel; and other risks and uncertainties disclosed in Texas Pacific’s annual reports on Form 10-K and quarterly reports on Form 10-Q. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

Contacts:

Media:

Abernathy MacGregor

Sydney Isaacs / Jeremy Jacobs

(713) 343-0427 / (212) 371-5999

sri@abmac.com / jrj@abmac.com

Investor Relations:

MacKenzie Partners

Paul Schulman / David Whissel

(212) 929-5500 or (800) 322-2885

pschulman@mackenziepartners.com

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